As filed with the Securities and Exchange Commission on March 12, 2010.

Registration No. 333-164483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genesis Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	5171	76-0513049
(State or other jurisdiction of incorporation or organization)	(Primary Industrial Classification Code Number)	(IRS Employer Identification No.)

919 Milam, Suite 2100

Houston, Texas 77002

(713) 860-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ross A. Benavides

919 Milam, Suite 2100

Houston, Texas 77002

Telephone: (713) 860-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

J. Vincent Kendrick

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-5839

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-164483) of Genesis Energy, L.P. is being filed solely to amend Item 16 of Part II thereof and to transmit an exhibit thereto. This Amendment No. 2 does not modify any provision of the preliminary prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated except the Commission registration fee. Genesis Energy, L.P. will bear all such costs.

Securities and Exchange Commission registration fee	$5,962
Listing fees	45,000
Accounting fees and expenses	15,000
Legal fees and expenses	50,000
Printing and engraving expenses	5,000
Transfer agent fees	5,000
Miscellaneous	15,000

Total	$140,962

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Genesis Energy, L.P. provides that Genesis Energy, L.P. will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party by reason or its status as an Indemnitee. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of Genesis and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the general partner, any Departing Partner (as defined in the partnership agreement of Genesis Energy, L.P.), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee, agent or trustee of the general partner or any Departing Partner or any affiliate of either (including Genesis Energy, L.P. and its subsidiaries), or any person who is or was serving at the request of the general partner, any Departing Partner, or any such affiliate as a director, officer, employee, member, partner, agent fiduciary or trustee of another person. Expenses subject to indemnity will be paid by the partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to indemnification. Genesis Energy, L.P. will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not Genesis Energy, L.P. would have the power to indemnify such Indemnitees against liability under the partnership agreement.

Genesis Energy, L.P. has entered into indemnification agreements with the directors of its general partner. Those agreements provide, among other things, that Genesis Energy, L.P. will indemnify each director in the event that such director becomes a party or otherwise a participant in any action or proceeding on account of such director’s service as a director (or service for another entity in any capacity at the request of the general partner of Genesis Energy, L.P. or Genesis Energy, L.P.) to the fullest extent permitted by applicable law. Under each indemnification agreement, Genesis Energy, L.P. has agreed to pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by each director in defending or otherwise responding to such action or proceeding. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements, and are in addition to any other rights the directors may have under the general partner’s limited liability company agreement and the partnership agreement of Genesis Energy, L.P. (each as amended from time to time) and applicable law. The general partner of Genesis Energy, L.P. is party to each of those indemnification agreements. Genesis Energy, L.P. has joint and several liability with the general partner for all obligations owed to those directors under those indemnification agreements. Under the partnership agreement of Genesis Energy, L.P., it has agreed to reimburse and indemnify the general partner for all costs and expenses it incurs in connection with being general partner of Genesis Energy, L.P., including any costs and expenses related to indemnifying its directors.

Reference is made to Exhibit 1.1 hereto, which will contain provisions for indemnification of Genesis Energy, L.P., the general partner and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in a prospectus supplement.

ITEM 16.	EXHIBITS

Exhibit Number	Description

1.1*	Underwriting Agreement

4.1	Certificate of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-11545) filed on November 11, 1996)

4.2	Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on June 15, 2005)

4.3	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 3.3 to Form 10-K filed on March 17, 2008)

4.4	Amendment No. 2 to Fourth Amended and Restated Partnership Agreement of Genesis Energy, L.P., dated March 1, 2010 (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed on March 5, 2010)

4.5	Certificate of Conversion of Genesis Energy, Inc., a Delaware corporation, into Genesis Energy, LLC, a Delaware limited liability company (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on January 7, 2009)

4.6	Certificate of Formation of Genesis Energy, LLC (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on January 7, 2009)

4.7	Amended and Restated Limited Liability Company Agreement of Genesis Energy, LLC dated February 5, 2009 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on February 11, 2010)

4.8	Registration Rights Agreement, dated as of February 5, 2010, among Genesis Energy, L.P., Denbury Resources Inc., Denbury Gathering & Marketing, Inc., and Denbury Onshore, LLC (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on February 11, 2010)

4.9	Specimen Common Unit Certificate of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 4.1 to Form 10-K filed March 17, 2008)

5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities

8.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain federal income tax matters

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibits 5.1 and 8.1)

24.1**	Powers of Attorney

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.
**	Previously filed.
***	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 12, 2010.

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, LLC, Its general partner

By:	/S/ ROBERT V. DEERE
Robert V. Deere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities set forth below on March 12, 2010.

SIGNATURE	TITLE

(OF GENESIS ENERGY, LLC)*

** Grant E. Sims	Chief Executive Officer and Director

** Robert V. Deere	Chief Financial Officer

** Karen N. Pape	Senior Vice President and Controller (Principal Accounting Officer)

** Robert C. Sturdivant	Director

** Corbin J. Robertson III	Director

** William K. Robertson	Director

** Donald L. Evans	Director

**	Director
James E. Davison

** James E. Davison, Jr.	Director

** Kenneth M. Jastrow, II	Director

** S. James Nelson	Director

** Sharilyn S. Gasaway	Director

** Carl A. Thomason	Director

**By	/S/ ROBERT V. DEERE
Robert V. Deere Attorney-in-fact

*	Genesis Energy, LLC is the sole general partner of Genesis Energy, L.P.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Underwriting Agreement

4.1	Certificate of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-11545) filed on November 11, 1996)

4.2	Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on June 15, 2005)

4.3	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 3.3 to Form 10-K filed on March 17, 2008)

4.4	Amendment No. 2 to Fourth Amended and Restated Partnership Agreement of Genesis Energy, L.P., dated March 1, 2010 (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed on March 5, 2010)

4.5	Certificate of Conversion of Genesis Energy, Inc., a Delaware corporation, into Genesis Energy, LLC, a Delaware limited liability company (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on January 7, 2009)

4.6	Certificate of Formation of Genesis Energy, LLC (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on January 7, 2009)

4.7	Amended and Restated Limited Liability Company Agreement of Genesis Energy, LLC dated February 5, 2009 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on February 11, 2010)

4.8	Registration Rights Agreement, dated as of February 5, 2010, among Genesis Energy, L.P., Denbury Resources Inc., Denbury Gathering & Marketing, Inc., and Denbury Onshore, LLC (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on February 11, 2010)

4.9	Specimen Common Unit Certificate of Genesis Energy, L.P. (incorporated herein by reference to Exhibit 4.1 to Form 10-K filed March 17, 2008)

5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities

8.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain federal income tax matters

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibits 5.1 and 8.1)

24.1**	Powers of Attorney

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.
**	Previously filed.
***	Filed herewith.